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                                  SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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    by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
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    Meridian Point Realty Trust '83
    ...........................................................................
                (Name of Registrant as Specified In Its Charter)

    Meridian '83 Shareholders' Committee for Growth
    ...........................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                 MERIDIAN '83 SHAREHOLDERS' COMMITTEE FOR GROWTH

                    LET'S GROW OUR COMPANY, NOT LIQUIDATE IT

A Special Meeting of Shareholders has been scheduled, at the request of our Committee, for October 9, 1997. At that meeting, Meridian Point Realty Trust '83 shareholders will have the opportunity to elect a group of nominees for the board of trustees who are committed to improving the value of the Company to shareholders through growth. OUR NOMINEES WILL BE RUNNING TO IMPLEMENT THE FIRST STAGE OF OUR PROPOSAL TO CONVERT MERIDIAN '83 INTO A GROWTH, OR PERPETUAL-LIFE, REIT.

The current board has stated publicly that it is considering the sale or termination of the company. We believe that the current stock price of about $1.00 per share represents the investment community's view of the meager returns that can be obtained under the board's plan.

WE ARE SHAREHOLDERS TOO, OWNING 668,609 SHARES, OR APPROXIMATELY 22% OF MERIDIAN '83'S OUTSTANDING SHARES. Our nominees' interests are like yours: we are dedicated to putting Meridian on a course to achieve attractive returns for all holders. That is why we will be seeking your support at the October 9 shareholders' meeting.

Our five nominees have broad and diverse experience that includes private and public corporations in real estate, manufacturing, banking, investments and finance. A summary of their backgrounds appears on the back of this letter.

We are preparing proxy materials which will be mailed, with a WHITE proxy card, to all shareholders following filing with the Securities and Exchange Commission. These materials will outline our concerns and plans for Meridian.

THIS YEAR YOU HAVE A CHOICE! You don't have to vote for the incumbent trustees and their liquidation plan or simply throw away the current board's proxy card in protest over the company's poor performance. You will have the opportunity to vote for our trustee candidates and our plans for growth on our WHITE proxy card after you have received our proxy material.

If you receive the Company's proxy material prior to receiving ours, we urge you to take no action until you have received our materials. DO NOT SIGN ANY PROXY CARD SOLICITED BY THE INCUMBENT BOARD OF MERIDIAN '83. Only the WHITE proxy from the Committee will provide you with the opportunity to support the Committee's nominees.

YOUR VOTE AT THIS YEAR'S SPECIAL MEETING COULD DETERMINE THE FUTURE DIRECTION OF MERIDIAN '83 AND THE FUTURE OF YOUR INVESTMENT. LOOK FOR OUR MATERIALS AND THE WHITE PROXY CARD.

We look forward to hearing from you and working on your behalf for the growth of Meridian '83.

                                    Very truly yours,

September 23, 1997                  MERIDIAN '83 SHAREHOLDERS' COMMITTEE FOR
                                    GROWTH


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RICHARD M. OSBORNE is President and Chief Executive Officer of OsAir, Inc.,
Mentor, Ohio ("OsAir"), a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is also a director of TIS Mortgage Investment Company ("TIS") and Meridian Point Realty Trust VIII Co., publicly-held REITs, and a director of Great Lakes Bank, Mentor, Ohio. In addition Mr. Osborne is a Director and Chairman of the Board of Pacific Gateway Properties, Inc., a publicly-held real estate investment company ("Pacific Gateway"). Through OsAir or personally, Mr. Osborne has over 30 years of experience in real estate development and management. During his career as a real estate entrepreneur, he has developed, managed or sold over 1,000,000 square feet of industrial space, over 1,000,000 square feet of commercial space, over 1,000,000 square feet of apartment space and over 1,000,000 square feet of self-storage facilities. Mr. Osborne is 51 years old.

STEVEN A. CALABRESE is managing partner of Calabrese, Racek and Markos, Inc., CRM Construction Inc., and CRM Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate. In addition, Mr. Calabrese owns and manages a personal real estate portfolio. Mr. Calabrese is also a director of Pacific Gateway. Mr. Calabrese is 36 years old.

CHRISTOPHER L. JARRATT has been, since September 1996, the Chief Executive Officer of Third Capital, LLC, Nashville, Tennessee, a company engaged in various real estate investment and advisory activities. Mr. Jarratt has also been, for the past nine years, the President of Jarratt Associates, Inc., Nashville, Tennessee, a corporation engaged in commercial mortgage banking and commercial real estate investment activities. In addition, Mr. Jarratt is a Director of TIS and Pacific Gateway. Mr. Jarratt has been involved in more than $100 million of commercial mortgage and real estate transactions. For the past five years, through Jarratt Associates, Inc., Third Capital, LLC and their various affiliates, Mr. Jarratt has specialized in the acquisition of undervalued real estate assets and securities. Mr. Jarratt has a Bachelor of Business Administration degree from Southern Methodist University, Dallas, Texas. Mr. Jarratt is 35 years old.

ALLEN K. MEREDITH is President and CEO of Meredith Partners, Inc., a real estate company engaged in the acquisition, development, rehabilitation and management of properties in Northern California and the Northwest. The properties include suburban offices, industrial/research and development and shopping centers. Mr. Meredith founded Meredith Partners, Inc. in 1994. From 1991 -1994, Mr. Meredith was President and CEO of Tramell Crow NW, Inc., the Northwest Region of the largest property manager and commercial developer in the U. S., and a Director and Chairman of the Audit Committee of Tramell Crow Company. He was responsible for all Tramell Crow real estate operations in Northern California, Oregon, Washington, Nevada and Colorado, over 33 million square feet of office, industrial and shopping center properties. Mr. Meredith has a degree in Economics from Stanford University and an MBA from Harvard and is 48 years old.

THOMAS J. SMITH has been the President of Retirement Management Company, a company engaged in the management of various retirement facilities, since 1992. Since April 1, 1996, Mr. Smith has served as the Executive Operating Manager of Liberty Self-Stor, LLC, a company which has owned and operated 20 self-storage facilities. Mr. Smith is 53 years old.